SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X) Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                  EMBREX, INC.
                (Name of Registrant as Specified in its Charter)

                                      N/A
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: N/A

     2)  Form, Schedule, or Registration Statement No.: N/A

     3)  Filing Party: N/A

     4)  Date Filed: N/A

                                         EMBREX, INC.
                                       1035 Swabia Court
                                 Durham, North Carolina 27703
                   __________________________________________________

                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   __________________________________________________

                                  To Be Held on May 15, 1997

To Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Embrex, Inc. (the "Company") which will be held on Thursday, May 15, 1997 at 9:00 a.m., local time, at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina, for the following purposes:

         (1) To elect a Board of Directors of the Company for the ensuing year.

         (2) To ratify the action of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1997.

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

         Shareholders of record at the close of business on March 21, 1997 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments of the meeting.

         IT IS DESIRABLE THAT YOUR SHARES OF STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors


                                                        /s/ Don T. Seaquist


                                                            Don T. Seaquist
                                                                  Secretary

Durham, North Carolina
April 23, 1997

                                   EMBREX, INC
                                1035 Swabia Court
                          Durham, North Carolina 27703
                              --------------------

                                 PROXY STATEMENT
                              --------------------

             Annual Meeting of Shareholders to be held May 15, 1997


                         SOLICITATION AND VOTING RIGHTS


         This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about April 23, 1997, in connection with the solicitation of proxies by the Board of Directors of Embrex, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina, on May 15, 1997 at 9:00 a.m., local time, and at all adjournments of the meeting. All expenses incurred in connection with this solicitation, including postage, printing, handling, and the actual expenses incurred by custodians, nominees, and fiduciaries in forwarding proxy material to beneficial owners, will be paid by the Company. In addition to solicitation by mail, certain officers, directors, and employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. Corporate Election Services has been engaged by the Company to tabulate the proxy voting. In addition, Hill and Knowlton, Inc. will solicit delinquent proxies or request resubmission of proxies which are received by the Company unsigned or improperly completed. The aggregate fees to be paid to Corporate Election Services and Hill and Knowlton, Inc. are not expected to exceed $7,500.

         The purposes of the Annual Meeting are to: (1) elect six nominees to the Board of Directors; (2) ratify the action of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1997; and (3) transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting. The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting or any adjournments of the meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by filing with the Secretary of the Company written notice of revocation, provided such notice is actually received prior to the vote of shareholders, by duly executing and filing a subsequent proxy with the Secretary of the Company before the vote of shareholders, or by attending the Annual Meeting and voting in person. If the accompanying proxy card is properly signed and returned, the proxy and the shares of the Company represented by the proxy will be voted in the manner directed in the proxy card. If no direction is made, the proxy and such shares will be voted in favor of the proposals set forth in the accompanying proxy card and described in this Proxy Statement and in such manner as the proxyholders named on the accompanying proxy card in their discretion determine upon such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments of the meeting. As of the close of business on February 28, 1997, there were 8,047,054 shares of Common Stock of the Company outstanding and entitled to vote. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share held. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting will constitute a quorum.

           SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information, as of February 28, 1997, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each director and nominee for director, each executive officer named in the Summary Compensation Table herein, and all directors and such executive officers as a group. Except as indicated in the footnotes to this table, each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned by such person. The address of the directors, nominees and executive officers is the Company's address.

                                               SHARES
         NAME                           BENEFICIALLY OWNED(1)  PERCENT OF CLASS

Randall L. Marcuson                            134,064(2)             1.6%
Charles E. Austin                               82,467(3)             1.0%
Lester M. Crawford, DVM, Ph.D.                  16,500(4)              *
Stephen Hartogensis                             19,500(5)              *
Kenneth N. May, Ph.D.                           26,000(6)              *
Arthur M. Pappas                                29,500(7)              *
Don T. Seaquist                                     549                *
Rick L. Ryan, Ph.D.                                 200                *
Catherine A. Ricks, Ph.D.                        52,500(8)             *
Brian V. Cosgriff                                 6,467(9)             *
All Directors and Executive Officers            367,747(10)           4.4%
   as a Group (10 Persons)

---------------------------

*Less than one percent

(1) The shares of Common Stock and voting rights owned by each person or by all directors and executive officers as a group, and the shares included in the total number of shares of Common Stock outstanding used to determine the percentage of shares of Common Stock owned by each person and such group, have been adjusted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to reflect the ownership of shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder's beneficial ownership but not any other holder's beneficial ownership.

(2) Includes 662 shares of Common Stock owned jointly by Mr. Marcuson and his children, and 132,395 shares of Common Stock subject to exercisable options.

(3)      Includes 20,000 shares of Common Stock subject to exercisable options.

(4)      All shares subject to exercisable options.

(5)      Includes 11,500 shares of Common Stock subject to exercisable options.

(6)      Includes 15,000 shares of Common Stock subject to exercisable options.

(7)      Includes 11,500 shares of Common Stock subject to exercisable options.

(8) Includes 52,300 shares of Common Stock subject to exercisable options owned by Dr. Ricks, and 100 shares of Common Stock owned by Dr. Ricks' spouse.

  (9)    Includes 6,250 shares of Common Stock subject to exercisable options.

 (10)    Includes 239,870 shares of Common Stock subject to exercisable options.


         In addition, the following table sets forth certain information as to each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock as of February 28, 1997.

     NAME AND ADDRESS OF                     SHARES
      BENEFICIAL OWNER                 BENEFICIALLY OWNED     PERCENT OF CLASS

Mohamed Abdulmohsin Al Kharafi              629,500(1)              7.8%
  & Sons W.L.L.
P.O. Box 886 Safat
13009 Safat Kuwait

------------------------------

(1) The Company received a Schedule 13D from Mohamed Abdulmohsin Al Kharafi & Sons W.L.L. ("Kharafi") dated May 15, 1996 which indicated that between February 26, 1996 and May 14, 1996 Kharafi had sold an aggregate of 138,000 shares, reducing its holdings to 629,500 shares. Kharafi indicated in the Schedule 13D that it holds the Company's Common Stock as an equity investment.


                                   MANAGEMENT

The executive officers of the Company are as follows:

       NAME                     AGE                   POSITION WITH COMPANY

Randall L. Marcuson              48        President, Chief Executive Officer and Director
Don T. Seaquist                  48        Vice President, Finance and Administration
Rick L. Ryan, Ph.D.              48        Vice President, Global Commercial Development
Catherine A. Ricks, Ph.D.        50        Vice President, Research and Development
Brian V. Cosgriff                44        Vice President, Sales and Marketing
V. Hayes Fenstermacher           61        Vice President, Manufacturing Services
David M. Baines, Ph.D.           49        Vice  President  (also,  Managing  Director,  Embrex
                                           Europe Limited)


         RANDALL L. MARCUSON joined the Company on January 1, 1990 as President and Chief Executive Officer and a director. Prior to coming to the Company, Mr. Marcuson was Vice President, Animal Health Products for the International Agricultural Division of American Cyanamid. Mr. Marcuson joined American Cyanamid in 1984 after 10 years of domestic and international marketing experience with Monsanto Agricultural Products Company. Mr. Marcuson holds a B.A. degree in international relations from the University of Kansas.

         CATHERINE A. RICKS, PH.D. joined the Company in 1989 as Vice President, Research and Development. Prior to joining the Company, Dr. Ricks was Manager of Animal Industry Discovery and Biotechnology for American Cyanamid. During her 10 years with American Cyanamid she managed a variety of research programs directed at increasing livestock productivity. She holds a B.S. in botany and an M.S. in plant physiology from London University, London, England, and a Ph.D. in dairy science from Michigan State University, and is an Adjunct Professor in animal science at Rutgers University and in poultry science at North Carolina State University.

         DON T. SEAQUIST joined the Company in September 1996 as Vice President, Finance and Administration. Prior to joining the Company, Mr. Seaquist was Vice President and Treasurer of Greyhound Lines, Inc. from February 1990 to January 1995. Previously, Mr. Seaquist was Managing Director of Trinity Litchfield Group, an investment firm, Vice President and Treasurer of Horsehead Industries, an international manufacturing company, and Manager of International Corporate Finance for United Technologies Corporation. Mr. Seaquist holds a B.S.B.A. in Management from Georgetown University and an MBA in Finance and Marketing from Columbia University.

         RICK L. RYAN, PH.D. joined the Company in September 1996 as Vice President, Global Commercial Development. Previously, Dr. Ryan was Director, International Markets for a unit of Monsanto Company. While at Monsanto, from December 1981 to August 1996, Dr. Ryan also held positions as Manager of Research and Development, Product Development Director, Commercial Development Director, and Director Strategic Planning. Dr. Ryan holds a Ph.D. in Biochemistry from the University of Illinois and an MBA from Washington University (St. Louis).

         BRIAN V. COSGRIFF joined the Company in September 1995 as Vice President, Sales and Marketing. Prior to joining the Company, Mr. Cosgriff was with SmithKline Beecham for approximately nine years, where he served in various capacities, including Director of Strategic Product Development for that firm's Animal Health business, Director of Business Development and Planning in the United States, and as Sales Director in Australia. Mr. Cosgriff has also worked for Monsanto Australia, Ltd. and Merck Sharp & Dohme, New Zealand. Mr. Cosgriff holds a B.S. degree in biology and economics from the University of Canterbury, Christchurch, New Zealand and an advanced degree in marketing from the University of New South Wales in Sydney, Australia.

         V. HAYES FENSTERMACHER was appointed Vice President, Manufacturing Services in July 1996. He joined the Company in 1991 as Director of Engineering. Prior to coming to the Company, Mr. Fenstermacher was Director of Manufacturing Services for The Cooper Tools Division of Cooper Industries. He holds a B.S. degree in metallurgy from the University of Delaware. Prior to joining Cooper, Mr. Fenstermacher held various positions with Bethlehem Steel.

         DAVID M. BAINES, PH.D. was appointed Vice President of Embrex, Inc. in June 1995. Dr. Baines joined the Company as Managing Director of Embrex Europe Limited in April 1993, and continues to serve the Company in this capacity as well. Prior to this, Dr. Baines served as a consultant to the Company. Before his affiliation with Embrex, Dr. Baines had a 23-year career with Rhone Merieux, a subsidiary of Rhone-Poulanc. Dr. Baines served as Chief Executive of Rhone Merieux's United Kingdom animal health subsidiary, and before that as General Manager of its operations in New Zealand. Dr. Baines began his career as a development and senior research scientist for Rhone Merieux, and holds a B.Sc. degree in Zoology from Reading University and a Ph.D. degree in Entomology from London University.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Pursuant to the authority granted by the Company's bylaws, the Board of Directors of the Company has established the number constituting the Board of Directors for the ensuing year to be six. The proxies cannot be voted for a greater number of persons than the number of nominees named, and any seat not filled at the Annual Meeting may be filled as a vacancy by the Board of Directors. Each of the nominees currently serves as a director of the Company. The nominees for election as directors are named and certain other information is provided below:

                                                                                   FIRST YEAR ELECTED
NAME                                  POSITION WITH COMPANY                 AGE         DIRECTOR
Randall L. Marcuson                   President, Chief Executive Officer,    48           1990
                                          and Director
Charles E. Austin (1)                 Chairman of the Board of               69           1986
                                          Directors
Lester M. Crawford, DVM, Ph.D.(2)     Director                               59           1993
Stephen Hartogensis (2)               Director                               65           1995
Kenneth N. May, Ph.D.(1)              Director                               66           1989
Arthur M. Pappas (1)(2)               Director                               49           1995

------------------------------

(1)      Member of the Compensation Committee of the Board.
(2)      Member of the Audit Committee of the Board.


         RANDALL L. MARCUSON'S biographical information is included under MANAGEMENT in this Proxy Statement.

         CHARLES E. AUSTIN has served as a director of the Company since 1986. Prior to his retirement in January 1988, Mr. Austin was with American Cyanamid Company for 25 years, the last 10 years as a corporate officer. He served in a variety of senior management positions including responsibility for American Cyanamid's worldwide agricultural business. Mr. Austin serves as a director of MGI Pharma, Inc., Cytogen Corporation, and Hyal Pharmaceutical Corporation and as a board member or advisor to other private biotechnology companies. He is on the advisory council of Domain Partners, L.P. and Founders Court, a leveraged buy-out firm. He received his B.S. and M.S. degrees in agronomy at the University of Illinois.

         LESTER M. CRAWFORD, DVM, PH.D. became a director of the Company on January 28, 1993. Dr. Crawford has been Executive Director for the Association of American Veterinary Medical Colleges since August 1993 and was Executive Vice President for Scientific Affairs of the National Food Processors Association from August 1991 until July 1993. From 1987 to 1991 he was Administrator of the Food Safety and Inspection Service, U.S. Department of Agriculture (USDA). Prior to joining the USDA, Dr. Crawford served as Director of the Center for Veterinary Medicine, Food and Drug Administration and in various positions at the University of Georgia, including Head, Department of Physiology-Pharmacology. Early in his career he worked in research and development for American Cyanamid and in private veterinary practice. Dr. Crawford holds a Doctor of Veterinary Medicine degree from Auburn University, a Ph.D. in Pharmacology from the University of Georgia and received an honorary doctorate from Budapest University in 1987. He was elected a member of the French Academy of Veterinary Medicine in 1984.

         STEPHEN HARTOGENSIS has served as a director of the Company since July 1995. Mr. Hartogensis currently serves as a senior consultant to FINCOM, Inc., a Philadelphia-area mergers and acquisitions advisory firm. Mr. Hartogensis retired from SmithKline Beecham in 1992, where he served as Chief Financial Officer of that firm's Animal Health Division for 10 years. Mr. Hartogensis also served in other capacities, including as Vice President, International, at SmithKline's Branson Sonic Power Company business unit and as Group Controller at SmithKline Ultrasonic Products. Mr. Hartogensis holds a B.S. degree in finance from Lehigh University.

         KENNETH N. MAY, PH.D. has served as a director of the Company since 1989. Dr. May retired in August 1989 as Chairman, Chief Executive Officer and a director of Holly Farms Foods, Inc., completing 19 years with that company. Dr. May began his career with Holly Farms as Director of Research and Quality Assurance and subsequently became Vice President of that function. Prior to joining Holly Farms, Dr. May held positions as Professor of Poultry Science at Mississippi State University and the University of Georgia. He holds B.S. and M.S. degrees in poultry science from Louisiana State University and a Ph.D. in food technology from Purdue University. He also holds an honorary doctorate of agriculture from Purdue University. Dr. May is a scientific advisor for and a director of Hudson Foods, Inc. and is a technical advisor and consultant to the National Broiler Council on food safety matters. Dr. May also is a director of Alcide Corporation. Dr. May has been active in the Poultry and Egg Institute, the Poultry Science Association, and the National Broiler Council and has served on various committees for the USDA.

         ARTHUR M. PAPPAS has been a director of the Company since September 1995. Mr. Pappas is Chairman and Chief Executive Officer of A.M. Pappas & Associates, Inc., an international management and consulting services company and investor in high technology and life science industries. Mr. Pappas previously served as a director on the Board of Glaxo Holdings plc with executive and Board responsibilities for operations in Asia Pacific, Latin America and Canada. Mr. Pappas has served as a director of Quintiles Transnational Corp. and GeneMedicine since September 1994 and January 1995, respectively. Mr. Pappas' 25 years of experience in the health care industry also includes positions with Merrell Dow Pharmaceuticals and Abbott Laboratories International, Inc. Mr. Pappas received a B.S. degree in Biology from Ohio State University and an M.B.A. in Finance from Xavier University.

         The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. However, in the event of death or disqualification of any nominee or refusal or inability of any nominee to serve, it is the intention of the proxyholders named in the accompanying proxy card to vote for the election of such other person or persons as the proxyholders determine in their discretion. In no circumstance will the proxy be voted for more than six nominees. Properly signed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

         Under North Carolina law, directors are elected by a plurality of the votes cast by the holders of the Common Stock of the Company at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. All directors hold office until the next annual meeting of the Company's shareholders and until the election and qualification of their successors.

DIRECTOR ATTENDANCE AND BOARD COMMITTEES

         During the last fiscal year, the Board of Directors met six times. Each director who served as a director during the last fiscal year attended all of the Board meetings and the committee meetings of the Board of which the director was a member, except that Dr. Crawford was unable to attend the Board and committee meetings in November 1996.

         The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The members of these committees are identified in the table above.

         The Audit Committee is responsible for reviewing the scope, results and effectiveness of the Company's internal accounting controls and the audits by the Company's independent public accountants. Also, the Audit Committee recommends to the Board the engagement of independent auditors. During 1996, the Audit Committee held three meetings.

         The Compensation Committee recommends to the Board of Directors compensation arrangements for certain employees and directors and is responsible for the administration of certain of the Company's compensation plans. Specifically, the Compensation Committee administers the Company's incentive and nonstatutory stock option plans and employee stock purchase plan. During 1996, the Compensation Committee held three meetings.

         The Company does not have a nominating committee of the Board of Directors. The Board performs the functions that might be performed by such a committee. Presently, the Board of Directors does not have a policy or procedure restricting or limiting shareholder recommendations for nominees to the Board.

COMPENSATION OF DIRECTORS

Non-officer directors receive a $6,000 annual retainer, payable $1,500 each calendar quarter, and $750 per Board of Directors or committee meeting attended, plus expenses. No compensation is paid for committee meetings held on the same day as or on days contiguous to the date of a Board of Directors meeting. Non-officer directors also are eligible to receive nonstatutory stock option grants pursuant to the Company's Incentive Stock Option and Nonstatutory Stock Option Plan (June 1993), and 1989 and 1991 Nonstatutory Stock Option Plans. During the fiscal year ended December 31, 1996, each non-officer director of the Company received options to purchase 5,000 shares of Common Stock at an exercise price of $6.875.

                             EXECUTIVE COMPENSATION

         The following tables set forth a summary of compensation earned by or paid to the Company's Chief Executive Officer and the next four most highly compensated executive officers of the Company who served in such capacities on December 31, 1996, for services rendered during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE


           NAME AND                       ANNUAL                   LONG TERM COMPENSATION
      PRINCIPAL POSITION            COMPENSATION (1)(2)      SECURITIES UNDERLYING OPTIONS (#)
                                   YEAR       SALARY
Randall L. Marcuson                1996       $185,000                   35,000
President and Chief                1995       $175,000                   51,000
  Executive Officer                1994       $160,000                   25,100

Don T. Seaquist                    1996       $135,000(3)                34,500
Vice President, Finance
  and Administration

Rick L. Ryan, Ph.D.                1996       $130,000(4)                33,000
Vice President, Global
  Commercial Development

Catherine A. Ricks, Ph.D.          1996       $125,500                   12,500
Vice President, Research           1995       $122,500                    7,000
  and Development                  1994       $117,500                   12,100

Brian V. Cosgriff                  1996       $125,000                   10,000
Vice President, Sales and          1995       $125,000                   25,000
  Marketing

-------------

(1) No executive officer of the Company received any personal benefits other than those benefits available to all employees through participation in employee benefit plans.

(2) Includes compensation that has been deferred under the Company's 401(k) Retirement Savings Plan.

(3) Mr. Seaquist joined the Company in 1996, and the salary indicated is the annual compensation rate. The actual amount of salary paid to Mr. Seaquist in 1996 was $42,321.

 (4) Dr. Ryan joined the Company in 1996, and the salary indicated is the annual compensation rate. The actual amount of salary paid to Dr. Ryan in 1996 was $47,333.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth stock options granted by the Company to the named executive officers in the past fiscal year. No stock appreciation rights were granted. The table also sets forth the hypothetical potential realizable values that would exist for the options at the end of their ten-year terms, at assumed rates of stock price appreciation of 5% and 10%. The actual value of the options will depend on the market value of the Company's Common Stock. No gain to the option holders is possible without an increase in the stock price, which will benefit all shareholders proportionately. These potential realizable values, based on 5% and 10% appreciation rates prescribed by the Securities and Exchange Commission, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                            AT ASSUMED ANNUAL RATES
                                                                                                  OF STOCK
                                                                                             PRICE APPRECIATION FOR
                                            INDIVIDUAL GRANTS (1)                                OPTION TERM
                                -------------------------------------------------------     -----------------------
                                                PERCENT OF
                                                  TOTAL
                                 NUMBER OF       OPTIONS
                                SECURITIES      GRANTED TO
                                UNDERLYING      EMPLOYEES       EXERCISE
                                  OPTIONS       IN FISCAL      PRICE PER     EXPIRATION
NAME                              GRANTED          YEAR          SHARE          DATE         5%($)        10% ($)
----                              -------          ----          -----          ----         -----        -------
Don T. Seaquist                   31,500 (2)      28.13%        $6.250        9/9/06     $123,814       $313,768

Rick L. Ryan, Ph.D.               30,000 (2)      26.79%        $6.375       8/26/06     $120,276       $304,803

------------------

(1) Historically, the Company has granted options to its executive officers during the last quarter of the year. However, in 1996, the Company changed this custom and did not grant any options in the last quarter of 1996, but did grant options to executive officers in January 1997; and the Company anticipates that for the foreseeable future any such options will be granted in January, rather than the last quarter of the year.

(2) The options granted are incentive stock options and become exercisable 25% per year commencing one year from the date of grant and are fully exercisable four years from the date of grant. Payment of the exercise price must be in cash, or at the discretion of the Compensation Committee, in capital stock of the Company, by a note bearing interest and payable in installments, or by any other lawful means. Generally, the options granted must be exercised within 10 years from the date of grant, but must be exercised within three months after termination of the option holder's employment (for reasons other than disability or death) and within one year after the option holder's disability or death. These stock options include a provision that would accelerate the vesting of the options upon a "change in control" of the Company.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                   VALUES(1)


                                    NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED           "IN-THE-MONEY" OPTIONS AT
                                 OPTIONS AT FISCAL YEAR-END              FISCAL YEAR-END
                 NAME             EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE (2)
Randall L. Marcuson                    131,667/58,228                     $318,088/$0
Don T. Seaquist                              0/31,500                           $0/$0
Rick L. Ryan, Ph.D.                          0/30,000                           $0/$0
Catherine A. Ricks, Ph.D.               52,300/13,000                     $130,313/$0
Brian V. Cosgriff                        6,250/18,750                       $3,906/$0

----------------

(1) No options were exercised by executive officers in the last fiscal year.

(2) Options are "In-the-Money" if the fair market value of the underlying securities exceeds the exercise price of the options. The value of the options is calculated by subtracting the exercise price from $6.50, the closing market price of the underlying Common Stock as of December 31, 1996.

EMPLOYMENT AGREEMENTS

All employees of the Company, including the executive officers named in the above tables, have entered into employment agreements with the Company. Each employment agreement provides for merit-based salary increases at the Board of Directors' sole discretion and includes confidentiality and non-competition provisions, as well as an ownership provision in the Company's favor for techniques, discoveries and inventions arising during the term of employment. Each employment agreement provides that the named executive officer serves at the pleasure of the Company and does not state a term of employment. Each agreement also provides that if the Company terminates the officer's employment without cause, the officer will be entitled to receive an amount ranging from one to one and one-half times the officer's annual compensation.

Each of the executive officers of the Company has entered into a Change in Control Severance Agreement with the Company. Each of these agreements provides that after a change in control of the Company, the officer will be entitled to receive certain payments and benefits, including a payment equal to 2.9 times the officer's annual compensation, if within two years the Company terminates the officer's employment for reasons other than cause, disability or death or if the employee terminates his employment for good reason, for example a change in the employee's position, responsibilities, or salary. Also under such circumstances, all stock options held by such officers immediately vest.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the report forms that were filed, the Company believes that during 1996 all filing requirements applicable to its executive officers and directors were complied with.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


GENERAL

The Compensation Committee (the "Committee") reviews and makes recommendations to the full Board of Directors regarding the overall compensation structure and program of the Company including employee benefit and stock option plans. The Committee serves also as the Stock Option Committee and approves (or recommends to the full Board of Directors at its discretion) the grant of stock options from the Company's various stock option plans. The Committee is composed entirely of non-officer and non-employee directors.

EXECUTIVE COMPENSATION

The Company's policy is to pay its executives and other employees at rates competitive with the national or local markets in which it must recruit to enable the Company to maintain a highly competent and productive staff. The Company competes for management personnel with many larger and more profitable companies.

Compensation of executives consists of the same components as the compensation of other Company employees: monthly salary, company paid fringe benefits (consisting principally of group health and other insurance) and stock options. Executives are paid salaries within a range established for their position. Salary ranges for executive positions are established using the same process as for other positions and job levels within the Company, i.e., by systematically evaluating the position and assigning a salary range based on comparisons with pay scales for similar positions in reasonably comparable companies using regional and national salary surveys. Companies included in these salary surveys will vary and are not necessarily the same as the companies used for purposes of the performance graph included in this Proxy Statement. Presently, stock option awards are the principal means for rewarding executives for good performance.

Adjustments to executive salaries are generally made annually along with adjustments to other employee salaries. Adjustments to executive salaries other than the Chief Executive Officer ("CEO") are recommended to the Committee by the CEO based on an executive's performance during the preceding year, the executive's salary relative to the salary range for the position, and the competitive situation. That performance is measured based on the executive's success in achieving goals established at the beginning of the year. Where achievement of these goals cannot readily be measured objectively, the Committee will exercise its subjective judgment in determining the degree to which goals are achieved. Corporate performance also is considered by the Committee, although it is not determinative of executive compensation because corporate performance is best measured over longer periods of time.

CEO COMPENSATION

The CEO's compensation is recommended by the Committee to the full Board of Directors based on the Committee's knowledge of the level appropriate to enable the Company to remain competitive and retain top management.

In addition, the compensation of Mr. Randall L. Marcuson, President and Chief Executive Officer, has been and is based on the Committee's subjective assessment of his progress toward achieving Company objectives of profitability, developing the INOVOJECT(R) egg injection system and other products, commercial introduction of those products to the global poultry industry, establishing a commercial presence in international markets, overall organizational development, and enhancing long term shareholder value. In reaching this year's recommendation, particular weight was given to the fact that the Company had significantly increased its number of INOVOJECT(R) placements, strongly increased revenues, and generated net income.

STOCK OPTION GRANTS

Stock options are intended to enhance the long term proprietary interest in the Company on the part of employees and others who can contribute to the Company's overall success and to increase the value of the Company to its shareholders.

Generally all employees of the Company are eligible to receive annual stock option grants. Guidelines are established for ranges of option grants based on the salary ranges of various position levels within the Company. Guideline ranges for stock option grants increase relative to cash compensation as position levels increase, since the Committee believes that employees at higher levels in the organization have a greater opportunity to influence and contribute to shareholder value. The Committee may decide to award stock options greater than the guideline amounts or more frequently than annually, if it believes the recipient has made an exceptional contribution to the Company's progress.

Stock options are also awarded upon hiring employees to fill certain senior positions in the Company. The size of those awards are determined based on the guidelines for annual awards for the position to be occupied by the new employee and the competitive situation.

The process for determining amounts of stock option awards is based on the same criteria as those used for determining adjustments to cash compensation, although success in achieving performance goals is weighed more heavily in determining stock option awards.

This report is submitted by the following members of the Compensation Committee of the Board of Directors:


Charles E. Austin
Kenneth N. May, Ph.D.
Arthur M. Pappas

                      COMPARISON OF CUMULATIVE TOTAL RETURN

The following graph compares the cumulative total shareholder return on the Company's Common Stock over the five-year period ended December 31, 1996, with the cumulative total return for the same period on the Nasdaq Composite (US) Index and a peer group selected by the Company on a line-of-business basis (the "Peer Group"). The companies in the Peer Group Index are the 17 companies identified by BioCentury Publications Inc. in its "BioCentury, The Bernstein Report on BioBusiness" under the industry grouping of agbio/veterinary/environmental, as follows: Biosys Inc., Calgene Inc., Cantab Pharmaceuticals plc, CytRx Corp., Dekalb Genetics Corp., DNAP Holding Corp., Draxis Health, Inc., Ecogen Inc., Ecoscience Corp., Energy Biosystems Inc., Envirogen Inc., Epitope Inc., Idexx Labs Inc., ImmuCell Corp., Mycogen Corp., Oxis International Inc., as well as the Company. Because certain companies in the peer group used by the Company in the prior fiscal year have been acquired or are otherwise no longer publicly traded or in existence, the Company has selected this new Peer Group Index. The graph assumes that at the beginning of the period indicated $100 was invested in the Company's Common Stock and the stock of the companies comprising the Nasdaq Composite (US) Index and the Peer Group Index, and that all dividends, if any, were reinvested.

        (Graph appears here; data points are as set forth below)

COMPARISON OF CUMULATIVE TOTAL RETURN

                        12/31/91   12/31/92    12/31/93   12/30/94   12/29/95  12/31/96
Embrex, Inc.            $100.00    $106.90     $ 82.76     $ 84.48     $ 81.03    $ 89.66
Peer Group              $100.00    $ 90.72     $ 85.36     $ 64.34     $104.14    $110.54
NASDAQ Composite (US)   $100.00    $116.38     $133.59     $130.59     $184.67    $227.14


                                       13

       PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Ernst & Young LLP has served as the independent accounting firm of the Company since its inception. Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1997. Although the selection and appointment of independent accountants are not required to be submitted to a vote of the shareholders, the Board of Directors desires to obtain shareholder ratification of this appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and will be afforded an opportunity to make a statement.

                                  MISCELLANEOUS

Upon written request made by any shareholder to Don T. Seaquist, Vice President Finance and Administration and Corporate Secretary, Embrex, Inc., Post Office Box 13989, Research Triangle Park, North Carolina 27709, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, including the financial statements, will be provided without charge.

                       SUBMISSION OF SHAREHOLDER PROPOSALS
                             FOR 1998 ANNUAL MEETING

Any proposals which shareholders intend to present for a vote of shareholders at the 1998 Annual Meeting of Shareholders and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's principal executive offices, marked to the attention of the Secretary of the Company, and received by the Company at such offices on or before December 15, 1997. Proposals received after December 15, 1997 will not be considered for inclusion in the Company's proxy materials for its 1998 Annual Meeting.


By Order of the Board of Directors



/s/ Don T. Seaquist
Don T. Seaquist
Secretary

April 23, 1997

*******************************************************************************
                                      APPENDIX
*******************************************************************************

                                  EMBREX, INC.
PROXY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 1997
                      SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Randall L. Marcuson and Don
T. Seaquist and each of them as attorney and proxy of the undersigned, each with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock in Embrex, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina, on Thursday, May 15, 1997, at 9:00 a.m., local time, and any adjournments of the meeting.

    WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY AND THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY AND SUCH SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 SET FORTH BELOW AND DESCRIBED IN THE PROXY STATEMENT. THE UNDERSIGNED FURTHER GIVES THE ABOVE-NAMED ATTORNEYS AND PROXIES THE AUTHORITY TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OF THE MEETING. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW.

1. Election of Board of Directors:

[ ]FOR all nominees listed below (except as marked to the        [ ]WITHHOLD AUTHORITY to vote for all nominees listed
 contrary below).                                                below.

  Charles E. Austin; Lester M. Crawford, DVM, Ph.D.; Stephen Hartogensis; Randall L. Marcuson; Kenneth N. May, Ph.D.; Arthur M. Pappas

  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2. Ratify the action of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 1997:
              [ ] FOR              [ ] AGAINST              [ ] ABSTAIN
    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report to Shareholders for 1996.

    Please sign exactly as your name appears below. When shares are held by
joint tenants, both should sign.                Dated:                    , 1997
                                                    (Be sure to date proxy)

                                                    Signature and title, if
                                                           applicable

                                                   Signature if held jointly

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.